                                                                     EXHIBIT 1.2

                                COMDISCO, INC.
                           (A Delaware Corporation)

                            SENIOR DEBT SECURITIES

                                                     April 19, 1999

                               TERMS AGREEMENT

To:  COMDISCO, INC.
     6111 North River Road
     Rosemont, Illinois 60018

     Re:  Underwriting Agreement dated April 19, 1999

                            Senior Debt Securities
                            ----------------------

Title of Senior Debt Securities:    5.95% Notes Due April 30, 2002

Principal amount to be issued:      $350,000,000

Current ratings:                    Moody's Investors Service, Inc.:    Baa1
                                    Standard & Poor's:                  BBB+
                                    Duff & Phelps Credit Rating Co.:    A-

Interest rate:                      5.95%

Interest Payment Dates:             April 30 and October 30 of each year,
                                    commencing October 30, 1999

Date of Maturity:                   April 30, 2002

Form and Denomination:              Fully registered in denominations of $1,000
                                    and integral multiples thereof.

Redemption provisions:              The Company may redeem the Notes at any time
                                    prior to maturity, in whole or in part, at a redemption price equal to the greater of (i)
                                    100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal thereof and interest thereon discounted to the Redemption Date at the Adjusted Treasury Rate plus 15 basis points, plus, in each case, accrued interest thereon to the Redemption Date.

Sinking Fund requirements:              None

Delayed Delivery Contracts:             Not authorized

Public offering price:                  99.990% plus accrued interest, if any,
                                        from April 23, 1999

Underwriting Discount:                  .40%

Closing Date and location:              April 23, 1999 in offices of McBride
                                        Baker & Coles, 500 West Madison Street,
                                        40th Floor, Chicago, Illinois 60661

Rating Agencies applicable              Moody's Investors Service, Inc.,
to Sections 4 and 9 of                  Standard & Poor's
the Underwriting Agreement:             and Duff & Phelps Credit Rating Co.


Payment for the Securities shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriter's interest in the Global Notes representing the Securities by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.

                                                Principal
Underwriter                                       Amount
-----------                                       ------

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated                        $201,250,000

NationsBanc Montgomery Securities LLC          $ 35,000,000

Bear, Stearns & Co. Inc.                       $ 35,000,000

Salomon Smith Barney Inc.                      $ 35,000,000

Banc One Capital Markets, Inc.                 $ 21,875,000

Deutsche Bank Securities Inc.                  $ 21,875,000
                                               ------------

     TOTAL                                     $350,000,000
                                               ============

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

              [SIGNATURE PAGE FOR APRIL 19, 1999 TERMS AGREEMENT]


MERRILL LYNCH, PIERCE, FENNER & SMITH     DEUTSCHE BANK SECURITIES INC.
           INCORPORATED

    /s/ Parker A. Weil                        /s/ Christopher T. Whitman
By:_________________________________      By:_________________________________
Its: Authorized Signatory                 Its: Authorized Signatory


BANC ONE CAPITAL MARKETS, INC.            NATIONSBANC MONTGOMERY
                                          SECURITIES LLC

    /s/ Katherine Cokic                       /s/ Andrew McCarthy
By:_________________________________      By:_________________________________
Its: Authorized Signatory                 Its: Authorized Signatory


BEAR, STEARNS & CO. INC.                  SALOMON SMITH BARNEY INC.

    /s/ Timothy O'Neill                       /s/ Michael S. Canmann
By:_________________________________      By:_________________________________
Its: Authorized Signatory                 Its: Authorized Signatory



Accepted:

COMDISCO, INC.

    /s/ Edward A. Pacewicz
By:_________________________________
Its: Authorized Signatory

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